EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

POTASH CORPORATION OF SASKATCHEWAN INC.

We consent to the incorporation by reference of our report dated February 7, 2003 in this Current Report on Form 8-K dated February 27, 2003 of Potash Corporation of Saskatchewan Inc. and in the following Registration Statements:

     •  Registration Statement No. 33-37855 on Form S-8
     •  Registration Statement No. 333-19215 on Form S-8
     •  Registration Statement No. 333-93773 on Form S-8
     •  Registration Statement No. 333-53531 on Form S-8
     •  Registration Statement No. 333-75742 on Form S-8
     •  Registration Statement No. 333-75744 on Form S-8
     •  Registration Statement No. 333-27685 on Form S-3
     •  Registration Statement No. 333-89350 on Form S-3
     •  Registration Statement No. 33-57920 on Form S-3DPOS

/s/ DELOITTE & TOUCHE LLP

Chartered Accountants

Saskatoon, Saskatchewan, Canada

February 27, 2003